UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

April 5, 2013
(Date of earliest event reported)

GEOGLOBAL RESOURCES INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-32158 (Commission File Number)	33-0464753 (I.R.S. Employer Identification No.)

200, 625 – 4th Avenue SW
Calgary, Alberta, Canada    T2P 0K2
(Address of principal executive offices)

Telephone Number (403) 777-9250
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On April 5, 2013, GeoGlobal Resources (Canada) Inc., a company incorporated under the laws of the Province of Alberta, Canada (the “Seller” or “GRC”), and GeoGlobal Resources (Barbados) Inc., a company incorporated under the laws of the Island of Barbados, West Indies (“GRB”), each, a wholly owned subsidiary of GeoGlobal Resources Inc. (the “Company”) entered into a Share Purchase Agreement (the “Agreement”) with Sarus Energy Ltd. (the “Buyer”).   Under the terms and conditions of the Agreement, the Seller agreed to sell, and the Buyer agreed to buy, 100% of the issued and outstanding shares of GeoGlobal Exploration (Barbados) Inc. ( “GEB”) in exchange for US $16,000,000.

The transaction includes the Company's 14% - 20% participating interest in the CB-ON/2 PSC (“Tarapur”), which includes: the Tarapur Mining Lease and the Tarapur Ring Fenced PSC; a 10% PI in CB-ONN-2003/2 (“Ankleshwar”); and a 10% PI in CB-ONN-2002/3 (“Sanand/Miroli”), (collectively referred to as the “Cambay Assets”).

Under the terms of the Agreement, the transaction will occur in two tranches, as more fully described below.

First Closing Date:   The Seller will sell and the Buyer will purchase the Seller’s 490 Common Shares in GEB, equal to 49% of the issued and outstanding shares of GEB, for an aggregate purchase price of US $2,000,000 (the “First Tranche Purchase Price”).  The Buyer will pay  US $490 of the First Tranche Purchase Price to the Seller by certified funds and it will pay US $1,999,510 of the First Tranche Purchase Price to GRB by certified funds.

Second Closing Date:  The Seller will sell and the Buyer will purchase the Seller’s 510 Common Shares in GEB, equal to the remaining 51% of the issued and outstanding shares of GEB, for an aggregate purchase price of US $14,000,000 (the “Second Tranche Purchase Price”). The Second Tranche Purchase Price will be paid as follows:

(a)	the Buyer will pay US $510 by certified funds to the Seller;

(b)	the Buyer will deliver a Promissory Note (“PN1”) to GRB whereby the Buyer agrees to pay US $4,999,490 by certified funds to GRB immediately upon:

i	a cumulative equity financing in the Buyer of US $40,000,000; and

ii
either (A) the execution of a farm-agreement between the Buyer and GSPC to complete an Appraisal Program within the Cambay Assets; or (B) the election by the Buyer/GEB to complete an Appraisal Program with the Cambay Assets as an Exclusive Operation under the Joint Operating Agreements governing the operations in the Cambay Assets.

(c)       the Buyer will deliver a Promissory Note (“PN2”) to GRB whereby the Buyer agrees to pay US $7,000,000 by certified funds to GRB immediately upon the occurrence of either (b)(ii)(A) or (b)(ii)(B); and

(d)       the Buyer will issue shares of the Buyer valued at US $2,000,000 to GRC and warrants to purchase an additional number of shares of the Buyer at the same price that would equate to a value of US $750,000 for the shares, exercisable for a period of eighteen (18) months.

The foregoing description of the Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Agreement.  The Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Item 8.01               Other Events

On April 9, 2013, the Company issued a press release announcing that it had entered into the Agreement with the Buyer.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.              Financial Statements and Exhibits.

Exhibits.

2.1
Share Purchase Agreement dated April 5, 2013.  (Promissory Note 1 and Promissory Note 2, the schedules to the Share Purchase Agreement, have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  GeoGlobal Resources Inc. agrees to furnish a copy of any omitted schedule to the US Securities and Exchange Commission upon request.)

99.1	Press Release dated April 9, 2013.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  April 9, 2013

GEOGLOBAL RESOURCES INC.
(Registrant)

/s/ Paul Miller
Paul Miller
President & CEO

EXHIBIT INDEX

Exhibit Number	Description
2.1
Share Purchase Agreement dated April 5, 2013.  (Promissory Note 1 and Promissory Note 2, the schedules to the Share Purchase Agreement, have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  GeoGlobal Resources Inc. agrees to furnish a copy of any omitted schedule to the US Securities and Exchange Commission upon request.)

99.1	Press Release dated April 9, 2013.